BuzzFeed, Inc.
Non-Employee Directors Compensation Policy

Board Members (other than Committee Chairs)

●Board Stipend - $50k (per annum)

●Initial Equity Grant - $225k (value)

●Annual Equity Grant - $125k (value)

●Committee Stipends (per annum):
○Audit: $20k
○Compensation: $15k
○Nomination and Governance: $10k

Committee Chairs
●Board Stipend - $50k (per annum)

●Annual Stipends:
○Audit: $35k per annum
○Compensation: $25k per annum
○Nomination and Governance: $25k per annum

●Initial Equity Grants:
○Audit: $250k (value)
○Compensation: $225k (value)
○Nomination and Governance: $225k (value)

●Annual Equity Grants:
○Audit: $175k (value)
○Compensation: $125k (value)
○Nomination and Governance: $125k (value)

12/2022